UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2018

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On June 5, 2018, Flexsteel Industries, Inc. (the “Company”) entered into amendments to its revolving line of credit with Wells Fargo Bank N.A. to extend the maturity date. The $10 million revolving line of credit is short-term, unsecured and matures on June 30, 2019. The credit facility will be used for the Company’s working capital needs. At March 31, 2018, $1.3 million of letters of credit were outstanding under the line of credit.

The revolving line of credit contains certain financial covenants, including that the Company maintain working capital of $60 million and an interest coverage ratio of not less than 3.0 to 1.0.

The agreements are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01

Financial Statements and Exhibits.

(a)       Not applicable

(b)       Not applicable

(c)       Not applicable

(d)       Exhibits

Exhibit No.

Description

Exhibit 10.1

Second Amendment to Credit Agreement dated June 5, 2018 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Exhibit 10.2

Revolving Line of Credit Note dated June 5, 2018 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	June 8, 2018	By:	/s/ Marcus D. Hamilton
Marcus D. Hamilton
Chief Financial Officer